UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:  626-303-7902

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of Material Definitive Agreement.

On June 23, 2010 the Company prepaid the $5 million Amended and Restated Senior Secured Promissory Note, dated April 13, 2009 (the “Note”), between the Company and Broadwood Partners, L.P. (“Broadwood”).  The prepayment resulted in the termination of the Note and termination of the Security Agreement between Broadwood and the Company dated April 13, 2009 (the “Security Agreement”).

The Company’s payment of approximately $5.3 million included the full principal amount of $5 million and interest accrued though the date of the payment.  The Company incurred no penalty for early repayment of the Note.  The Company made the payment from its working capital.

The Security Agreement had granted a security interest in all of the Company’s assets to Broadwood to secure the Company’s obligations under the Note.

Copies of the Note, the Security Agreement and a June 24, 2009 agreement amending certain terms of the Note are filed with this Report as exhibits 10.72, 10.73 and 10.75, respectively, and are incorporated herein by this reference.

Item 7.01 – Regulation FD Disclosure.

On June 23, 2010 the Company published a press release reporting the prepayment of the Note, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 2010	STAAR Surgical Company

By: /s/ Barry G. Caldwell
Barry G. Caldwell

Exhibit Index

Exhibit No.	Description

10.72
Amended and Restated Senior Secured Promissory Note between the Company and Broadwood Partners, L.P., dated April 13, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on April 17, 2009).

10.73	Security Agreement by and between the Company and Broadwood Partners, L.P., dated April 13, 2009(incorporated by reference to the Company’s Current Report on Form 8-K filed on April 17, 2009).

10.75	Amendment Agreement between the Company and Broadwood Partners L.P., dated June 24, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 25, 2009).

99.1	Press release of the Company dated June 23, 2010.